CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
        Dreyfus Edison Electric Index Fund, Inc.:

We consent to the inclusion in Post-Effective Amendment No. 6 to the Registration Statement of Dreyfus Edison Electric Index Fund, Inc. on Form N-1A (File No. 33-39379) of our report dated December 18, 1995, on our audit of the financial statements a nd financial highlights of the Fund, which report is included in the Annual Report to Shareholders for year ended October 31, 1995.





                                            Coopers & Lybrand L.L.P.






New York, New York
December 28, 1995